EXHIBIT 99.1

February 25, 2026
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME (UP 13%) AND STRONG INCREASES IN OPERATING INCOME (UP 15%) AND NET SALES (UP 14%) FOR THE FIRST QUARTER OF FISCAL 2026

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 13% to a record $190.2 million, or $1.35 per diluted share, in the first quarter of fiscal 2026, up from $168.0 million, or $1.20 per diluted share, in the first quarter of fiscal 2025.

Net sales increased 14% to $1,178.6 million in the first quarter of fiscal 2026, up from $1,030.2 million in the first quarter of fiscal 2025. Operating income increased 15% to $259.9 million in the first quarter of fiscal 2026, up from $226.8 million in the first quarter of fiscal 2025. The Company's consolidated operating margin improved to 22.1% in the first quarter of fiscal 2026, up from 22.0% in the first quarter of fiscal 2025.

EBITDA increased 14% to $312.0 million in the first quarter of fiscal 2026, up from $273.9 million in the first quarter of fiscal 2025. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Net income attributable to HEICO in the first quarter of fiscal 2026 and 2025 were both favorably impacted by a discrete income tax benefit from stock option exercises. The benefit in the first quarter of fiscal 2026, net of noncontrolling interests, was $21.8 million, or 15 cents per diluted share, as compared to $26.5 million, or 19 cents per diluted share, in the first quarter of fiscal 2025.

Consolidated Results

Eric A. Mendelson and Victor H. Mendelson, HEICO’s Co-Chairmen and Co-Chief Executive Officers, commented on the Company's first quarter results stating, "We are proud to report record quarterly net income, as well as increased operating income and net sales, principally driven by strong double-digit consolidated organic net sales growth, as well as the contributions from our fiscal 2025 and 2026 acquisitions. The strong organic growth reflects increased demand across all of the Flight Support Group’s product lines and for the Electronic Technologies Group's other electronics, aerospace and defense products.

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Cash flow provided by operating activities remained strong, totaling $178.6 million in the first quarter of fiscal 2026, as compared to $203.0 million in the first quarter of fiscal 2025. The decrease in cash provided by operating activities reflects a significant distribution to a certain participant under the HEICO Leadership Compensation Plan, as well as higher performance-based compensation payments driven by strong operating performance across both segments in fiscal 2025. We continue to forecast strong cash flow from operations for fiscal 2026.

Our total debt to net income attributable to HEICO ratio was 3.52x as of January 31, 2026, as compared to 3.14x as of October 31, 2025. Our net debt to EBITDA ratio was 1.79x as of January 31, 2026, as compared to 1.60x as of October 31, 2025. The increase in our leverage ratio in the first quarter of fiscal 2026 is a direct result of the successful completion of an acquisition during the quarter. See our reconciliation of total debt to net debt at the end of this press release.

As we look ahead to the remainder of fiscal 2026, we expect continued sales momentum across both the Flight Support Group and the Electronic Technologies Group, supported by organic demand for our products, together with the impact of recent acquisitions. We remain focused on pursuing selective acquisition opportunities that align with our growth strategy. Our disciplined financial management continues to emphasize long-term shareholder value through a combination of strategic acquisitions and organic growth, while preserving financial strength and flexibility."

Flight Support Group

The Flight Support Group delivered strong results in operating income and net sales, achieving quarterly increases of 21% and 15%, respectively, as compared to the first quarter of fiscal 2025. These exceptional results reflect strong double-digit organic net sales growth, driven by increased demand across all of the Flight Support Group's product lines, as well as the contributions from our fiscal 2025 acquisitions.

The Flight Support Group's net sales increased 15% to $820.0 million in the first quarter of fiscal 2026, up from $713.2 million in the first quarter of fiscal 2025. The net sales increase stems from strong organic growth of 12% and the impact from our fiscal 2025 acquisitions. The organic net sales growth is attributable to increased demand across all of the Flight Support Group’s product lines.

The Flight Support Group's operating income increased 21% to $200.7 million in the first quarter of fiscal 2026, up from $166.1 million in the first quarter of fiscal 2025. The operating income increase was principally driven by the previously mentioned net sales growth, selling, general and administrative ("SG&A") expense efficiencies realized from the net sales growth, and an improved gross profit margin. The improved gross profit margin principally reflects the previously mentioned higher net sales and a more favorable product mix within our repair and overhaul parts and services product line.

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The Flight Support Group's operating margin improved to 24.5% in the first quarter of fiscal 2026, up from 23.3% in the first quarter of fiscal 2025. The increased operating margin principally reflects a decrease in SG&A expenses as a percentage of net sales, mainly reflecting the previously mentioned SG&A expense efficiencies and improved gross profit margin.

Electronic Technologies Group

The Electronic Technologies Group's first quarter 12% net sales increase was driven mainly by strong organic growth across most of our products, with double-digit organic net sales growth for our aerospace and other electronics products.

The Electronic Technologies Group's net sales increased 12% to $370.7 million in the first quarter of fiscal 2026, up from $330.3 million in the first quarter of fiscal 2025. The net sales increase was driven by strong organic growth of 6% and the impact from our fiscal 2025 and 2026 acquisitions. The organic net sales growth is mainly attributable to increased demand for our other electronics, aerospace and defense products, partially offset by a decrease in demand for our space products.

The Electronic Technologies Group's operating income was $73.2 million in the first quarter of fiscal 2026, as compared to $76.5 million in the first quarter of fiscal 2025. The operating income decrease principally reflects a decrease in gross profit margin, partially offset by the previously mentioned net sales growth. The decrease in gross profit margin principally resulted from a less favorable product mix of defense products and the previously mentioned decrease in net sales of space products, partially offset by the previously mentioned increase in net sales of aerospace products.

The Electronic Technologies Group's operating margin was 19.8% in the first quarter of fiscal 2026, as compared to 23.1% in the first quarter of fiscal 2025. The decreased operating margin principally reflects the previously mentioned lower gross profit margin.

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the

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Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 84.4 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.1 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Thursday, February 26, 2026 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (800) 330-6710, International (646) 769-9200, wait for the conference operator and provide the operator with the Conference ID 3280563. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

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Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase in our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cybersecurity events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2026		2025
Net sales	$1,178,582		$1,030,222
Cost of sales	723,618		624,560
Selling, general and administrative expenses	195,065		178,857
Operating income	259,899		226,805
Interest expense	(29,486)		(32,458)
Other income	1,044		919
Income before income taxes and noncontrolling interests	231,457		195,266
Income tax expense	26,700	(a)	13,700	(b)
Net income from consolidated operations	204,757		181,566
Less: Net income attributable to noncontrolling interests	14,569		13,611
Net income attributable to HEICO	$190,188	(a)	$167,955	(b)

Net income per share attributable to HEICO shareholders:
Basic	$1.36	(a)	$1.21	(b)
Diluted	$1.35	(a)	$1.20	(b)

Weighted average number of common shares outstanding:
Basic	139,368		138,837
Diluted	141,029		140,484

	Three Months Ended January 31,
	2026		2025
Operating segment information:
Net sales:
Flight Support Group	$820,000		$713,174
Electronic Technologies Group	370,675		330,315
Intersegment sales	(12,093)		(13,267)
	$1,178,582		$1,030,222

Operating income:
Flight Support Group	$200,733		$166,116
Electronic Technologies Group	73,246		76,456
Other, primarily corporate	(14,080)		(15,767)
	$259,899		$226,805

Depreciation and amortization:
Flight Support Group	$27,875		$25,832
Electronic Technologies Group	22,284		19,500
Other, primarily corporate	849		893
	$51,008	(c)	$46,225	(c)

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2026, the Company recognized a $22.3 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $21.8 million, or $.16 per basic share and $.15 per diluted share.

(b)During the first quarter of fiscal 2025, the Company recognized a $27.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $26.5 million, or $.19 per basic and diluted share.

(c)Depreciation and amortization information on the Company's two operating segments for the three months ended January 31, 2026 and 2025, is as follows (in thousands):

	Three Months Ended January 31,
	2026	2025

Depreciation:
Flight Support Group	$6,781	$6,578
Electronic Technologies Group	6,923	5,969
Other, primarily corporate	457	501
	$14,161	$13,048

Amortization:
Flight Support Group	$21,094	$19,254
Electronic Technologies Group	15,361	13,531
Other, primarily corporate	392	392
	$36,847	$33,177

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2026	October 31, 2025
Cash and cash equivalents	$260,971	$217,781
Accounts receivable, net	652,024	637,615
Contract assets	116,900	119,257
Inventories, net	1,338,421	1,295,336
Prepaid expenses and other current assets	111,298	86,377
Total current assets	2,479,614	2,356,366
Property, plant and equipment, net	448,992	431,710
Goodwill	3,905,669	3,661,624
Intangible assets, net	1,642,001	1,471,440
Other assets	567,420	579,294
Total assets	$9,043,696	$8,500,434

Current maturities of long-term debt	$3,396	$3,358
Other current liabilities	807,204	828,646
Total current liabilities	810,600	832,004
Long-term debt, net of current maturities	2,504,285	2,164,587
Deferred income taxes	148,056	107,186
Other long-term liabilities	535,026	550,124
Total liabilities	3,997,967	3,653,901
Redeemable noncontrolling interests	464,581	467,358
Shareholders’ equity	4,581,148	4,379,175
Total liabilities and equity	$9,043,696	$8,500,434

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2026	2025
Operating Activities:
Net income from consolidated operations	$204,757	$181,566
Depreciation and amortization	51,008	46,225
Share-based compensation expense	11,296	4,671
Deferred income tax provision (benefit)	7,480	(7,052)
Employer contributions to HEICO Savings and Investment Plan	5,901	5,473
Increase in accrued contingent consideration	2,225	3,288
Payment of contingent consideration	—	(2,190)
(Increase) decrease in accounts receivable	(5,262)	20,062
Decrease (increase) in contract assets	3,753	(5,949)
Increase in inventories	(17,101)	(36,207)
Decrease in current liabilities	(92,868)	(36,622)
Other	7,408	29,769
Net cash provided by operating activities	178,597	203,034

Investing Activities:
Acquisitions, net of cash acquired	(441,397)	(254,763)
Investments related to HEICO Leadership Compensation Plan	(14,000)	(14,600)
Capital expenditures	(13,496)	(17,335)
Proceeds from corporate-owned life insurance policy withdrawals	22,654	—
Other	(728)	(1,297)
Net cash used in investing activities	(446,967)	(287,995)

Financing Activities:
Borrowings on revolving credit facility, net	340,000	125,000
Cash dividends paid	(16,724)	(15,272)
Distributions to noncontrolling interests	(7,181)	(10,236)
Redemptions of common stock related to stock option exercises	(4,531)	(95)
Acquisitions of noncontrolling interests	(4,072)	(3,258)
Payment of contingent consideration	—	(5,954)
Proceeds from stock option exercises	2,896	1,597
Other	(812)	(1,070)
Net cash provided by financing activities	309,576	90,712

Effect of exchange rate changes on cash	1,984	(2,387)

Net increase in cash and cash equivalents	43,190	3,364
Cash and cash equivalents at beginning of year	217,781	162,103
Cash and cash equivalents at end of period	$260,971	$165,467

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended January 31,
EBITDA Calculation	2026	2025
Net income attributable to HEICO	$190,188	$167,955
Plus: Depreciation and amortization	51,008	46,225
Plus: Net income attributable to noncontrolling interests	14,569	13,611
Plus: Interest expense	29,486	32,458
Plus: Income tax expense	26,700	13,700
EBITDA (a)	$311,951	$273,949

	Trailing Twelve Months Ended
EBITDA Calculation	January 31, 2026	October 31, 2025
Net income attributable to HEICO	$712,618	$690,385
Plus: Depreciation and amortization	200,859	196,076
Plus: Net income attributable to noncontrolling interests	56,127	55,169
Plus: Interest expense	126,905	129,877
Plus: Income tax expense	161,000	148,000
EBITDA (a)	$1,257,509	$1,219,507

Net Debt Calculation	January 31, 2026	October 31, 2025
Total debt	$2,507,681	$2,167,945
Less: Cash and cash equivalents	(260,971)	(217,781)
Net debt (a)	$2,246,710	$1,950,164

Total debt	$2,507,681	$2,167,945
Net income attributable to HEICO (trailing twelve months)	$712,618	$690,385
Total debt to net income attributable to HEICO ratio	3.52	3.14

Net debt	$2,246,710	$1,950,164
EBITDA (trailing twelve months)	$1,257,509	$1,219,507
Net debt to EBITDA ratio (a)	1.79	1.60

(a) See the "Non-GAAP Financial Measures" section of this press release.